Execution Version

Exhibit 10.1
AMENDMENT NO. 1 TO TERM LOAN AND GUARANTY AGREEMENT
AMENDMENT NO. 1, dated as of May 11, 2018 (this “Amendment”), by and among TERRAFORM POWER OPERATING, LLC a Delaware limited liability company (the “Borrower”), TERRAFORM POWER, LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, and ROYAL BANK OF CANADA, as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”), BANK OF MONTREAL, BANK OF NOVA SCOTIA, HSBC BANK CANADA, NATIXIS SECURITIES AMERICAS LLC and SUMITOMO MITSUI BANKING CORPORATION, as joint lead arrangers and joint bookrunners (the “Arrangers”), and each SPECIFIED REFINANCING TERM LENDER party hereto, to the Term Loan and Guaranty Agreement, dated as of November 8, 2017, by and among the Borrower, Holdings, the Administrative Agent and the Arrangers (as amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.
W I T N E S S E T H:
WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;
WHEREAS, pursuant to Section 2.25 of the Credit Agreement, the Borrower may incur Refinancing Term Loans in order to refinance the entire outstanding principal amount of the Term Loans (the “Existing Term Loans”) outstanding under the Credit Agreement immediately prior to the funding of such Refinancing Term Loans by, among other things, entering into this Amendment pursuant to the terms and conditions of the Credit Agreement with Term Lenders and Additional Refinancing Lenders agreeing to provide such Refinancing Term Loans (each such Term Lender and Additional Refinancing Lenders agreeing to provide Refinancing Term Loans and any assignees thereof are referred to herein as “Specified Refinancing Term Lenders”)
WHEREAS, the Borrower has requested that the Lenders executing this Amendment as Refinancing Term Lenders extend credit to the Borrower in the form of Refinancing Term Loans in an aggregate principal amount of $349,125,000.00 (the “Specified Refinancing Term Loans”; the facility in respect of the Specified Refinancing Term Loans, the “Specified Refinancing Term Facility”);
WHEREAS, (i) each Lender holding Existing Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date (as defined below) that executes and delivers a consent to this Amendment substantially in the form of Exhibit A hereto (an “Amendment No. 1 Consent”) shall be deemed, upon effectiveness of this Amendment, to have consented to (x) the amendments to the Credit Agreement set forth herein and (y) the continuation of all (or such lesser amount as allocated to such Lender by the Amendment No. 1 Arranger (as defined below) and notified to such Lender) of its outstanding Existing Term Loans as Specified Refinancing Term Loans (such continued Existing Term Loans, the “Continued Term Loans”, and each such Lender, a “Continuing Term Lender”) in a principal amount equal to the aggregate principal amount of such Existing Term Loans so continued (or such lesser amount as allocated to such Lender by the Amendment No. 1 Arranger).
WHEREAS, ROYAL BANK OF CANADA (acting through such of its affiliates or branches as it deems appropriate) has been appointed as the Amendment No. 1 Arranger and is acting as joint lead arranger and joint bookrunner for this Amendment (in such capacity, the “Amendment No. 1 Arranger”);
NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I

Amendments and Refinancing Term Loans
Section 1.1.    Specified Refinancing Term Loans. Each Specified Refinancing Term Lender hereby agrees to make Specified Refinancing Term Loans in the aggregate amount specified opposite its name on Annex I attached hereto on the Amendment No. 1 Effective Date. The commitments of the Specified Refinancing Term Lenders pursuant to this Section 1.1 shall terminate upon funding of the Specified Refinancing Term Loans. Once repaid, the Specified Refinancing Term Loans may not be reborrowed. Pursuant to Section 2.25 of the Credit Agreement, the Specified Refinancing Term Loans shall have the terms set forth in this Amendment and in the Amended Credit Agreement.
Section 1.2.    Applicable Rate; Eurocurrency Rate. The Applicable Margin with respect to the Specified Refinancing Term Loans shall be a percentage, per annum, equal to (i) in the case of a Eurodollar Rate Loan, 2.00% and (ii) in the case of a Base Rate Loan, 1.00%.
Section 1.3.    Prepayment Premium. In the event that, on or prior to the date that is six months after the Amendment No. 1 Effective Date, Borrower (i) makes any prepayment of Specified Refinancing Term Loans in connection with any Repricing Transaction or (ii) effects any amendment of the Amended Credit Agreement having the effect of a Repricing Transaction, Borrower shall pay to the Administrative Agent, for the ratable account of each of the Specified Refinancing Term Lenders, (A) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the Specified Refinancing Term Loans being prepaid and (B) in the case of clause (ii), a payment equal to 1.00% of the aggregate principal amount of the Specified Refinancing Term Loans outstanding immediately prior to such amendment, including any Non-Consenting Lender that assigns its Loans as required by Section 2.23 in connection with any such amendment.
Section 1.4.    Use of Proceeds. The proceeds of the Specified Refinancing Term Loans shall be applied toward the payment of (a) the aggregate outstanding principal amount of the

Existing Term Loans and (b) fees, expenses and original issue discount payable in connection with the Specified Refinancing Term Loans.
Section 1.5.    Continuation of Continued Term Loans. The continuation of Continued Term Loans may be implemented pursuant to other procedures specified by the Amendment No. 1 Arranger (in consultation with the Borrower), including (i) by repayment of Continued Term Loans of a Continuing Term Lender from the proceeds of Specified Refinancing Term Loans followed by a subsequent assignment to it of Specified Refinancing Term Loans in the same amount or (ii) by each Continuing Term Lender converting all (or such lesser amount as allocated to such Lender by the Amendment No. 1 Arranger and notified to such Lender) of its Existing Term Loans to Specified Refinancing Term Loans in a principal amount equal to such Existing Term Loans (or such lesser amount as allocated to such Lender by the Amendment No. 1 Arranger and notified to such Lender) on a cashless basis. Each Continuing Term Lender hereby agrees to execute such other documentation as may be required to evidence such Continuing Term Lender’s commitment to make such Specified Refinancing Term Loans.
Section 1.6.    Amendments. Subject to satisfaction (or waiver) of the conditions set forth in Article II hereof, on the Amendment No. 1 Effective Date, (i) the Specified Refinancing Term Loans shall be Refinancing Term Loans and Term Loans (each under and as defined in the Credit Agreement), (ii) this Amendment shall be a Refinancing Amendment and a Credit Document (each under and as defined in the Credit Agreement) and (c) the Credit Agreement shall be amended as follows:
(a)    The following defined terms are hereby added to Section 1.01 of the Credit Agreement in alphabetical order:
“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of May 11, 2018.
“Amendment No. 1 Arranger” means ROYAL BANK OF CANADA as joint lead arranger and joint bookrunner in connection with Amendment No. 1.
“Amendment No. 1 Effective Date” means May 11, 2018, the date of effectiveness of Amendment No. 1.
“Consolidated Return” as defined in the definition of the term “Permitted Tax Distributions”.
“Holdings Group” as defined in the definition of the term “Permitted Tax Distributions”
(b)    The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended by deleting such clause and replacing it with the following:
“means (a) with respect to the Term Loans, a percentage, per annum, equal to (i) in the case of a Eurodollar Rate Loan, 2.00% and (ii) in the case of a Base Rate Loan,

1.00% and (b) with respect to any Incremental Term Loans, the percentage or percentages, per annum, specified in the applicable Incremental Facility Amendment as the “Applicable Margin” for such Incremental Term Loans.”
(c)    The definition of “Adjusted Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the following sentence:
“Notwithstanding the foregoing, in no event shall the Adjusted Eurodollar Rate at any time be less than 1.00% per annum.”
(d)    The definition of “Credit Document” in Section 1.01 of the Credit Agreement is hereby amended by replacing the word “and” that is immediately before “all” with a comma and inserting the following at the end of the sentence: “Amendment No. 1, and”.
(e)    Section 2.12 of the Credit Agreement is hereby amended by inserting “(other than repayments in full of the Term Loans with the proceeds of Refinancing Term Loans)” immediately after the language “(x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Loans”.
(f)    The definition of “Permitted Tax Distributions” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:
“means (a) with respect to any taxable period for which Holdings and Borrower are each treated as a pass through entity for U.S. Federal income Tax purposes, cash dividends or other distributions or loans declared and paid by Borrower to Holdings or by Holdings to the members of Holdings, in each case, for the sole purpose of funding the payments by the members of Holdings of the Taxes owed with respect to their respective allocable shares of the taxable net income for such period of Holdings and any of its Subsidiaries treated as pass through entities for U.S. Federal income Tax purposes (whether owned by Holdings directly or through other pass-through entities), provided that such dividends or other distributions shall not exceed, in any taxable period, the product of (i) the highest marginal effective combined Tax rates then in effect under the Internal Revenue Code and under the laws of any state and local taxing jurisdictions in which any member is required to pay income Taxes with respect to Holdings’ and such Subsidiaries’ combined net income (taking into account the deductibility of state and local Taxes in computing U.S. Federal income Taxes) and (ii) net taxable income of Holdings and such Subsidiaries for such taxable period (computed as if they were a single corporation) reduced by any net losses or credits or other tax attributes of Holdings or any such Subsidiary carried over from prior periods to the extent not previously taken into account in computing payments under this clause (ii) and
(b) with respect to any taxable period for which Holdings is treated as a corporation for U.S. Federal income Tax purposes, cash dividends or other distributions declared and paid, or loans made, (i) by Borrower to Holdings for the sole purpose of funding the payment by Holdings of Taxes owed with respect to Holdings' taxable net income that is attributable to Borrower and any of its Subsidiaries treated as pass through entities for U.S. Federal income Tax purposes (whether owned by Borrower directly or through other pass-through entities); provided that such dividends or other distributions shall not exceed, in any taxable period, the product of (A) the highest marginal effective combined Tax rates then in effect under the Internal Revenue Code and under the laws of any state and local taxing jurisdictions in which Holdings is required to pay income Taxes (taking into account the deductibility of state and local Taxes in computing U.S. Federal income Taxes) and (B) net taxable income of Borrower and such Subsidiaries for such taxable period (computed as if they were a single corporation) reduced by any net losses or credits or other tax attributes of Borrower or any such Subsidiary carried over from prior periods to the extent not previously taken into account in computing payments under this clause (i) and (ii) by Holdings to any person of which Holdings is a direct or indirect subsidiary and with whom Holdings files a consolidated, combined, unitary or affiliated income tax return ("Consolidated Return"), for the sole purpose of funding the payment by such person of Taxes owed with respect of such return to the extent such Tax liability is attributable to the income of Holdings and any Subsidiary of Holdings (the "Holdings Group"); provided that such dividends or other distributions shall not exceed, in any taxable period, the amount that the Holdings Group would be required to pay in respect of Federal, state and local income Taxes for such period, determined by taking into account any net losses or credits or other tax attributes of the Holdings Group carried over from prior periods to the extent not previously taken into account in computing payments under this clause (ii), as if the Holdings Group filed a separate Consolidated Return.”
(g)    Section 2.8(a) of the Credit Agreement is hereby amended by inserting “and in Amendment No. 1” immediately after the language “Except as otherwise set forth herein”.
(h)    The reference to “Closing Date” in Section  2.24 of the Credit Agreement is hereby replaced with a reference to “Amendment No. 1 Effective Date”.
(i)    Section 4.12 of the Credit Agreement is hereby amended by deleting the following sentence:
Holdings is treated as a partnership for U.S. Federal income Tax purposes.
(j)    Section 5.3 of the Credit Agreement is hereby amended by deleting the last two sentences of that section and replacing such sentences with the following:
“No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person

(other than Parent, Holdings or any of its Subsidiaries). Borrower will not take any affirmative action or consent to any action that (i) would cause Borrower to be treated as anything other than an entity that is disregarded as an entity separate from its owner for U.S. Federal income Tax purposes (including, in each case, the filing of an Internal Revenue Service Form 8832 electing to be classified as an association taxable as a corporation) or (ii) would cause a Subsidiary (other than any Subsidiary that is a corporation or an association taxable as a corporation for U.S. Federal income Tax purposes as of the Closing Date) to become a corporation or an association taxable as a corporation for U.S. Federal income Tax purposes if such change to a Subsidiary, when taken together will all such changes under this clause (ii), could reasonably be expected to have a Material Adverse Effect.”
(k)    Section 9.1 of the Credit Agreement is hereby amended by inserting “As of the Amendment No. 1 Effective Date, RBC as Amendment No. 1 Arranger shall not have any obligations but shall be entitled to all benefits of this Section 9.” after “Section 9.”.
ARTICLE II
Representations and Warranties
In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party party hereto represents and warrants to the Administrative Agent, Collateral Agent and the Lenders that:
Section 2.1    Organization; Requisite Power and Authority; Qualification. Each Credit Party and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite power and authority (i) to own and operate its properties, (ii) to carry on its business as now conducted and as proposed to be conducted and (iii) to enter into this Amendment and to carry out the transactions contemplated hereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
Section 2.2    Due Authorization. The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of each Credit Party that is a party hereto.
Section 2.3    No Conflict. The execution, delivery and performance by each Credit Party party hereto of this Amendment and the consummation of the transactions contemplated by this Amendment do not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any Credit Party or any Subsidiary of Holdings except where such violations could not reasonably be expected to have a Material Adverse Effect, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries, or

(iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except, in this clause (a)(iii), where such violation could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Amendment No. 1 Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
Section 2.4    Governmental Consents. The execution, delivery and performance by each Credit Party party hereto of this Amendment and the consummation of the transactions contemplated by this Amendment do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (a) such as have been obtained or made and are in full force and effect and (b) for filings and recordings with respect to the Collateral.
Section 2.5    Binding Obligation. This Amendment has been duly executed and delivered by each Credit Party that is a party hereto and is the legally valid and binding obligation of each such Credit Party party hereto, enforceable against each such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
ARTICLE III

Conditions to Effectiveness
This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which the following conditions precedent are satisfied (or waived by the Administrative Agent):
(a)    The Administrative Agent (or its counsel) shall have received from (i)  each Continuing Term Lender, (ii) each other Specified Refinancing Term Lender (iii) the Administrative Agent and (iv) each Credit Party, (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall have received (i) such customary resolutions or other action of each Credit Party as the Administrative Agent may reasonably require evidencing the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and (ii) with respect to

Borrower and Holdings, such documents and certifications (including, without limitation, incumbency certificates, Organizational Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence that each of the Borrower and Holdings is duly organized or formed, and that each of the Borrower and Holdings is validly existing and in good standing and (iii) to the extent applicable in the relevant jurisdiction, bring down good standing certificates of each Credit Party dated as of a recent date.
(c)    Holdings, the Borrower and each of the Subsidiary Guarantors shall have provided the documentation and other information reasonably requested in writing at least ten (10) days prior to the Amendment No. 1 Effective Date by the Consenting Lenders as they reasonably determine is required by regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) Business Days prior to the Amendment No. 1 Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).
(d)    The Borrower shall have paid to the Administrative Agent for the ratable account of the Lenders holding Existing Term Loans all accrued and unpaid interest on such Existing Terms Loans to, but not including, the Amendment No. 1 Effective Date.
(e)    All costs, fees, expenses (including without limitation legal fees and expenses, title premiums, survey charges and recording taxes and fees), in each case solely to the extent required to be paid pursuant to Section 10.2 of the Amended Credit Agreement, and other compensation separately agreed in writing to be payable to the Amendment No. 1 Arranger and the Administrative Agent shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail at least two Business Days prior to the Amendment No. 1 Effective Date).
(f)    After giving effect to this Amendment, (A) the representations and warranties of the Borrower and each other Credit Party contained in SECTION 4 of the Credit Agreement, Article II hereunder and each other Credit Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (B) no Default shall exist, or would result immediately after giving effect to the provisions of this Amendment. A Responsible Officer of the Borrower shall have delivered a certificate certifying as to the matters set forth in clauses (A) and (B);
(g)    The Administrative Agent shall have received an opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Amendment No. 1 Arranger.

(h)    The aggregate principal amount of the Specified Refinancing Term Loans shall not be greater, or less, than the aggregate principal amount of the Existing Term Loans.
ARTICLE IV

Miscellaneous
Section 4.1.    Continuing Effect; No Other Amendments or Waivers. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Credit Documents as in effect prior to the Amendment No. 1 Effective Date. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from after the Amendment No. 1 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 1 Effective Date, the Amended Credit Agreement.
Section 4.2.    Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.
Section 4.3.    GOVERNING LAW. THIS AMENDMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AMENDMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 4.4.    Reaffirmation. Each Credit Party hereto expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof and on the Amendment No. 1 Effective Date, that its guarantee of the Obligations under the Credit Agreement and its grant of Liens on the Collateral to secure the Obligations pursuant to each Collateral Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Credit Parties under the Credit Documents (including the Amended Credit Agreement) subject to any limitations set out in the Amended Credit Agreement and any other Credit Document applicable to that Credit Party. Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens.
[Signature Pages Follow]

TERRAFORM POWER, LLC
TERRAFORM POWER OPERATING, LLC
SUNEDISON CANADA YIELDCO MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ1 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ2 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ3 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ4 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ6 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ7 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ8 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ9 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ10, LLC
SUNEDISON YIELDCO CHILE MASTER HOLDCO, LLC
SUNEDISON YIELDCO DG MASTER HOLDCO, LLC
SUNEDISON YIELDCO DGS MASTER HOLDCO, LLC
SUNEDISON YIELDCO DG-VIII MASTER HOLDCO, LLC
SUNEDISON YIELDCO ENFINITY MASTER HOLDCO, LLC
SUNEDISON NELLIS MASTER HOLDCO, LLC
SUNEDISON YIELDCO REGULUS MASTER HOLDCO, LLC
SUNEDISON YIELDCO UK HOLDCO 3 MASTER HOLDCO, LLC
SUNEDISON YIELDCO UK HOLDCO 4 MASTER HOLDCO, LLC
TERRAFORM CD ACQ MASTER HOLDCO, LLC
TERRAFORM FIRST WIND ACQ MASTER HOLDCO, LLC
TERRAFORM LPT ACQ MASTER HOLDCO, LLC
TERRAFORM POWER IVS I MASTER HOLDCO, LLC
TERRAFORM REC ACQ MASTER HOLDCO, LLC
TERRAFORM SOLAR MASTER HOLDCO, LLC
TERRAFORM SOLAR XVII ACQ MASTER HOLDCO, LLC
TERRAFORM THOR ACQ MASTER HOLDCO, LLC

By: /s/ Matthew Berger
Name: Matthew Berger
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

ROYAL BANK OF CANADA as Administrative Agent and Collateral Agent
By: /s/ James S. Wolfe
Name: James S. Wolfe
Title: Managing Director
Head of Global Leveraged Finance

[Signature Page to Amendment No. 1]

IF EXECUTING AS AN ADDITIONAL REFINANCING LENDER: By executing this Amendment No. 1 Consent, the undersigned Specified Refinancing Term Lender hereby consents (a) to the terms of Amendment No. 1 to Term Loan and Guaranty Agreement and the Existing Credit Agreement as amended thereby and (b) on the terms and subject to the conditions set forth in Amendment No. 1 to Term Loan and Guaranty Agreement and the Existing Credit Agreement as amended thereby, agrees to be bound as a Specified Refinancing Term Lender and hereby agrees to fund Specified Refinancing Term Loans in the amount allocated to it by the Amendment No. 1 Arranger and notified to it on or prior to the Amendment No. 1 Effective Date.

Signature page to Amendment No. 1 to Term Loan and Guaranty Agreement dated as of the date first above written
ROYAL BANK OF CANADA, as a Specified Refinancing Term Lender
By: /s/ James S. Wolfe
Name: James S. Wolfe
Title: Managing Director
Head of Global Leveraged Finance

[Signature Page to Amendment No. 1]

ANNEX I

Specified Refinancing Term Lenders	Amount
Royal Bank of Canada	$24,468,674.99
Continuing Term Lenders	$324,656,325.04
Total:	$349,125,000.03